Artist – Monte Dolack Black Eagle dam Madison– Missouri River River at Three – MontanaForks, MT Wells Fargo Energy Symposium December 11-12 2019 8-K on December 10, 2019

2 Forward Looking Statements Forward Looking Statements O’Dell Creek - Madison River Valley - Montana During the course of this presentation, there will be forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.” The information in this presentation is based upon our current expectations as of the date hereof unless otherwise noted. Our actual future business and financial performance may differ materially and adversely from our expectations expressed in any forward-looking statements. We undertake no obligation to revise or publicly update our forward-looking statements or this presentation for any reason. Although our expectations and beliefs are based on reasonable assumptions, actual results may differ materially. The factors that may affect our results are listed in certain of our press releases and disclosed in the Company’s most recent Form 10-K and 10-Q along with other public filings with the SEC. Company Information NorthWestern Corporation Corporate Office Investor Relations Officer dba: NorthWestern Energy 3010 West 69th Street Travis Meyer Ticker: NWE Sioux Falls, SD 57108 605-978-2967 Trading on the NYSE (605) 978-2900 travis.meyer@northwestern.com www.northwesternenergy.com

3 About NorthWestern South Dakota Operations Electric 63,800 customers 3,572 miles – transmission & distribution lines 440 MW nameplate owned power generation Natural Gas 46,900 customers 1,697 miles of transmission and distribution pipeline Montana Operations Electric 374,000 customers 24,767 miles – transmission & distribution lines 871 MW maximum capacity owned power generation Natural Gas 199,200 customers 6,881 miles of transmission and distribution pipeline Nebraska Operations 17.75 Bcf of gas storage capacity Natural Gas Own 51.7 Bcf of proven natural gas reserves 42,500 customers 795 miles of distribution pipeline Data as of 12/31/2018

4

# NWE - An Investment for the Long Term


*Black Eagle dam*

## Pure Electric & Gas Utility

- 100% regulated electric & natural gas utility business with over 100 years of operating history
- Solid economic indicators in service territory
- Diverse electric supply portfolio ~55% hydro, wind & solar

## Solid Utility Foundation

- Residential electric & gas rates below national average
- Solid system reliability
- Low leaks per 100 miles of pipe
- Solid JD Power Overall Customer Satisfaction scores

## Strong Earnings & Cash Flow

- Consistent track record of earnings & dividend growth
- Strong cash flows aided by net operating loss carry-forwards anticipated to be available into 2020
- Strong balance sheet & investment grade credit ratings

## Attractive Future Growth Prospects

- Disciplined maintenance capital investment program to ensure safety and reliability
- Significant investment in renewable resources (hydro & wind) will provide long-term energy supply pricing stability for the benefit of customers for many years to come
- Further opportunity for energy supply investment to meet significant capacity shortfalls

## Financial Goals & Metrics

- Debt to total capitalization ratio of 50%-55% with liquidity of $100 million or greater
- Targeted 6%-9% long-term total shareholder return (eps growth plus dividend yield)
- Targeted dividend payout ratio of 60%-70%

## Best Practices Corporate Governance

NYSE Governance Services GOVERNANCE, RISK AND COMPLIANCE LEADERSHIP AWARDS 2015 WINNER

2015 UTILITY CUSTOMER CHAMPION RESIDENTIAL | COGENT REPORTS

Forbes | 2013 AMERICA'S MOST TRUSTWORTHY COMPANIES

CORPORATE GOVERNANCE AWARDS 2019 corporatesecretary WINNER

corpedia ETHICS. ELEVATED.

5 A Diversified Electric and Gas Utility (1) September 2018 Montana electric rate review, filed (1) with rate base of $2.34 billion, calculated with 13th month average and known and measurable adjustments. NorthWestern’s ‘80/20’ rules: Approximately 80% Electric, 80% Residential and 80% Montana. Over $3.6 billion of rate base investment to serve our customers Data as reported in our 2018 10-K (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure. See appendix for additional disclosure.

6 Highly Carbon-Free Supply Portfolio Based upon 2018 MWH’s of owned and long-term contracted resources. Approximately 55% of our total company owned and contracted supply is carbon-free. NorthWestern does not own all the renewable energy certificates (RECs) generated by contracted wind, and periodically sells its own RECs with proceeds benefiting retail customers. Accordingly, we cannot represent that 100% of carbon-free energy in the portfolio was delivered to our customers.

7 Strong Utility Foundation . Solid and improving JD Power Overall Customer Satisfaction Scores . Residential electric and natural gas rates below national average . Solid electric system reliability and low gas leaks per mile

8 Solid Economic Indicators Source: NorthWestern customer growth - 2008-2016 Forms 10-K Unemployment Rate: US Department of Labor via SNL Database 2/21/17 Electric: EEI Statistical Yearbook (published December 2015, table 7.2) Natural Gas: EIA.gov (Data table "Number of Natural Gas Consumers") Source: Company 10K’s, 2017/201 EEI Statistical Yearbook – Table 7.2 and EIA.gov Black Eagle Power House • Customer growth rates historically exceed National Averages. • Projected population growth in our service territories better than the National Average.

9 A History of Growth $3.30-$3.50 $3.10 - $3.30 $2.60$3.20 - $2.75-$3.40 2009-2018 CAGR’s: GAAP EPS: 7.6% - Non-GAAP EPS: 5.9% - Dividend: 5.7% See appendix for “Non-GAAP Financial Measures”

10 Track Record of Delivering Results * Peer Group: ALE, AVA, BKH, EE, IDA, MGEE, NWN, OGE, OTTR, PNM, POR & SR Return on Equity on GAAP Earnings within 9.5% - 11.0% band over the last 8 years with average of 10.3%. Total Shareholder Return is better than our 12 peer average for the 1 & 10 year periods but lags in the 3 & 5 year periods, due in part to regulatory concerns in Montana. See appendix for “Non-GAAP Financial Measures”

11 Investment for Our Customers’ Benefit Over the past 8 years we have been reintegrating our Montana energy supply portfolio and making additional investments across our entire service territory to enhance system safety, reliability and capacity. We have made these enhancements with minimal impact to customers’ bills while maintaining bills lower than the US average. As a result we have also been able to deliver solid earnings growth for our investors. 2008-2018 CAGRs Estimated Rate Base: 12.2% GAAP Diluted EPS: 8.3% 2008-2018 CAGRs NWE typical electric bill: 1.9% NWE typical natural gas bill: (5.4%) 2008-2018 CAGRs US average electric bill: 1.9%* US average natural gas bill: (2.7%)**

12 Balance Sheet Strength and Liquidity Investment grade credit ratings, generally liquidity in excess of $100 million target, debt to cap within our targeted 50%-55% range and no long-term debt maturities until 2023.

13 Strong Cash Flows While maintenance capex and total dividend payments have continued to grow since 2011 (11.9% and 11.2% CAGR respectively), Cash Flow from Operations (CFO) has, on average, exceeded maintenance capex and dividend payments by approximately $7 million per year. Note: 2016 CFO is less than 2015 largely due to $30.8M refund to customers related to FERC/DGGS ruling and $7.2M refund to customers for difference in SD Electric interim & final rates. We expect NOLs to be available into 2020 with alternative minimum tax credits and production tax credits to be available into 2022 to reduce cash taxes. Additionally, we anticipate our effective tax rate to reach 10% by 2023. (See appendix for “Non-GAAP Financial Measures” relating to free cash flow and disclaimer on NOLs)

14 Earnings Growth $3.30-$3.45 $2.60 - $2.75 Non-GAAP Adjusted EPS Growth averaged 6.3% from 2013-2018 NorthWestern initiates its 2019 adjusted non-GAAP earnings guidance range of $3.38 - $3.48 per diluted share based upon, but not limited to, the following major assumptions and expectations: • Normal weather in our electric and natural gas service territories; • MPSC approval of our pending settlement agreement in our Montana electric rate case; • A consolidated income tax rate of approximately 0% to 5% of pre-tax income; and • Diluted shares outstanding of approximately 50.7 million. Continued investment in our system to serve our customers and communities is expected to provide a targeted long-Seeterm appendix 6-9% total for additional return to disclosures our investors regarding through “Non -aGAAP combination Financial Measures of earnings” growth and dividend yield. See “Non-GAAP Financial Measures” slide in appendix for “Non-GAAP Adjusted EPS”.

15

# Recent Significant Achievements

**Strong year for safety at NorthWestern**

- Continue to be a top performer among Edison Electric Institute member companies.

**Record best customer satisfaction scores with JD Power & Associates**

- Once again received our best JD Powers overall satisfaction survey score.

**Best electric reliability scores**

- Low SAIDI (System Average Interruption Duration Index) and SAIFI (System Average Interruption Frequency Index) in 2018. Especially significant considering the rugged service territories served.

**Corporate Governance Finalist**

- In 2019 NorthWestern's proxy statement was winner of the "Best Proxy Statement (Small to Mid Cap)" by *Corporate Secretary Magazine*. We have been a finalist in 7 of the last 8 years and also won the award in 2014.


CORPORATE GOVERNANCE AWARDS
2019
BROUGHT TO YOU BY
corporatesecretary
WINNER

**Board Diversity Recognition**

- Recognized for gender diversity on its board of directors by 2020 Women on Boards. Four of the company's ten directors are female.

**Best Investor Relations Program**

- Recognized, in 2018 and 2019, by Institutional Investor as a top midcap utility and energy company based on access to senior management, well-informed and empowered IR team, appropriate and timely disclosures and constructive earnings calls.


Environmental stewardship
our commitment in action

**Environmental, Social and Governance Reporting**

- Published EEI's ESG / Sustainability reporting template in December 2018. This quantitative information supplements our biennial Stewardship Report that highlights our commitment to the stewardship of natural resources and our sustainable business practices.

NorthWestern Energy
Delivering a Bright Future

16 Looking Forward Regulatory • In May 2019, we reached a settlement in our Montana electric rate case that would result in an annual increase to electric revenue of approximately $6.5 million (based upon a 9.65% ROE and capital structure as filed) and a $9.0 million decrease in depreciation expense. A hearing was held in May 2019 and briefing was completed in late August 2019. In September staff recommended the approval of the settlement as filed and the commission approved with a 5-0 vote at an October work session. We expect a final order during the fourth quarter. • In May 2019, we submitted a filing with FERC for our Montana transmission assets. In June 2019, the FERC issued an order accepting our filing, granting interim rates (effective July 1 and subject to refund), establishing settlement procedures and terminating our related Tax Cuts and Jobs Act filing. A settlement judge has been appointed. We expect to host technical conferences and engage in settlement discussions with intervenors, FERC and MPSC staff in the fourth quarter of 2019. Legislative • The 2019 Montana legislature revised the electricity cost recovery statute to prohibit a deadband, and to require 100% recovery of Qualifying facility purchases and 90% customer - 10% shareholder sharing of costs above or below a baseline. Continue to Invest in our Transmission & Distribution infrastructure • Comprehensive infrastructure program to ensure safety, capacity and reliability. • Natural gas pipeline investment (SAFE PIPES Act, Integrity Verification Process and Pipeline & Hazardous Materials Safety Administration proposed regulations). • Grid modernization, advanced distribution management system and advanced metering infrastructure investment Plans to join Western Energy Imbalance Market (EIM) in April 2021 • Real-time energy market could mean lower cost of energy for Montana customers, more efficient use of renewables and greater power grid reliability. Cost Control Efforts • Continue to monitor costs, including labor, benefits and property tax valuations.

17

# NWE Welcomes New Board Members



Term commenced Oct. 2019

Jeffrey Yingling is a Senior Advisor Investment of Banking for Power, Energy and Renewables at Guggenheim Securities, LLC, the investment banking and capital markets business of Guggenheim Partners, with more than 35 years of investment banking experience, serving as an advisor to companies in the power and utilities sector. Along with Yingling's experience with Guggenheim Securities, his career has included senior investment banking positions in the power and utilities sector, with J.P. Morgan, Morgan Stanley, Dean Witter Reynolds, and The First Boston Corporation. He also serves on the board of directors of LendingPoint LLC, and the board of trustees of the Chicago Historical Society. He formerly served on the board of directors for Navigant Consulting, Inc.



Term commenced Dec. 1, 2019

Mahvash Yazdi is president of Feasible Management Consulting, providing strategic consulting in energy and technology, and the former senior vice president and chief information officer of Edison International as well as former chief information officer at Hughes Electronics. Yazdi is nationally recognized as an expert in corporate information technology, drawing from over 38 years of experience over three industries and continents. She also has dedicated her life to serving others, exemplified by receiving the prestigious Ellis Island Medal of Honor and publishing her charitable memoir, *60:60 Celebrating Sixty Years With Sixty Acts Of Kindness*.

NorthWestern Energy
Delivering a Bright Future

18 Montana Electric Rate Case September 2018 Filing (Docket D2018.2.12) • Filed based on 2017 test year and $2.34 billion of rate base. The filing also requests approvalBlack to: Eagle Power House • Requested $34.9 million annual increase to electric rates. • Capitalize Demand Side Management Costs; • Establish a new baseline for PCCAM costs; • On April 5, 2019, we filed rebuttal testimony that updated and • Place Two Dot Wind in rate base; and lowered our requested increase to $30.7 million. This update • Create new net metering customer class and rate responded to intervenor testimony and included certain known for new residential private generation. and measurable adjustments. • Request includes a 10.65% return on equity, 4.26% cost of debt, 49.4% equity & 7.42% return on rate base1 • In March 2019, the MPSC issued an order approving an increase in rates of approximately $10.5 million on an interim and refundable basis effective April 1, 2019. • In May 2019, we reached a settlement with all parties who filed comprehensive revenue requirement, cost allocation, and rate design testimony in our Montana electric rate case. If the MPSC approves the settlement, it will result in an annual increase to electric revenue of approximately $6.5 million (based upon a 9.65% return on equity and rate base and capital structure as filed) and an annual decrease in depreciation expense of approximately $9 million. • A comprehensive hearing was held in May 2019 with post-hearing briefing completed in late August 2019. • Staff recommended that the MPSC approve and adopt the settlement as filed in September 2019. • The MSPC approved the settlement with a 5-0 vote at an October 30th work session. Next Steps • We expect a final order from the MPSC during the fourth quarter of 2019. • As of September 30, 2019 we have recognized revenue of approximately $2.8 million, reduced depreciation expense by approximately $6.7 million, and have deferred approximately $1.8 million of the interim revenues based on the proposed settlement. Any difference between the interim and final approved rates will be refunded to customers. 1. Except for Colstrip Unit 4 which has an lifetime ROR of 8.25% per D2008.6.69 (Order No. 6925f)

19 South Dakota Electricity Supply Resource Plan South Dakota • Published fall of 2018, the plan focuses on modernization of our fleet to improve reliability and flexibility, maintain compliance in Southwest Power Pool, and lowering operating costs. The plan identifies 90MWs of existing generation that should be retired and replaced over the next 10 years. In addition, we are currently installing 8MWs of mobile capacity generation, with units expected to be operational in early 2020. • April 15, 2019, we issued a 60MW all-source RFP to provide capacity for South Dakota customers by the end of 2021. • As a result of the competitive solicitation process, we anticipate to construct and own natural gas fired reciprocating internal combustion engines at a brownfield site in Huron, South Dakota. Dependent upon manufacturer selection, we anticipate 55-60 MW of new capacity to be online by late 2021 at a total investment of approximately $80 million. The selected proposal is subject to the execution of construction contracts and obtaining the applicable environmental and construction related permits. The all-source capacity additions discussed for both South Dakota and Montana are subject to a competitive solicitation process administered by independent evaluators. As a result, we have not Echo Lake Nordic Trail included the necessary capital investment in our current five year capital forecast. These additions could increase our capital spending in excess of $200 million over the next five years. http://www.northwesternenergy.com/docs/default-source/documents/investor/sd-2018-plan.pdf

20 Montana Electricity Supply Resource Plan Montana • The draft plan was filed in early March 2019 followed by a 60 day public comment period. • The final plan, including responses to public comment, was filed August 20th. • The plan demonstrates an urgent need for additional flexible capacity that will address the changing energy landscape in Montana. This will also enable our participation in the Western EIM and help meet our customers’ energy needs in a reliable and affordable manner. • We are currently 630 MW short of our peak needs, which we procure in the market. We forecast that our energy portfolio will be 725 MW short by 2025 with the expiration of an existing long-term contract and a modest increase in customer demand. • Planned regional retirements of 3,500 MW of coal-fired generation are forecasted by the Northwest Power and Conservation Council causing regional energy shortages as early as 2021. • We expect to solicit competitive all-source proposals in late 2019 for peaking capacity available for commercial operation in early 2023. We expect the process will be repeated in subsequent years to provide a resource-adequate energy and capacity portfolio by 2025. The all-source capacity additions discussed for both South Dakota and Montana are subject to a Echo Lake Nordic Trail competitive solicitation process administered by independent evaluators. As a result, we have not included the necessary capital investment in our current five year capital forecast. These additions could increase our capital spending in excess of $200 million over the next five years. https://www.northwesternenergy.com/our-company/regulatory-environment/2019-electricity-supply-resource-procurement-plan

21 Capital Investment Forecast $1.6 billion of total capital investment over five years We anticipate funding the expenditures with a combination of cash flows (aided by NOLs available into 2020) and long-term debt issuances. Significant capital investments that are not in the projections or further negative regulatory actions could necessitate additional equity funding. Capital projections above do not include investment necessary to address identified generation capacity issues in South Dakota and Montana. However, based on the results of the recent competitive solicitation process in South Dakota, we will be adding approximately $80 million of incremental investment (spread between 2020-2021) with our next capital update in February 2020. This incremental generation spend along with some accelerated spend on AMI is expected to result in nearly $400 million of capital investment in 2020.

22 Preliminary 2019 to 2020 Bridge (non-GAAP) 2019 Midpoint → 2020 Midpoint Targeted EPS Growth $3.43 → $3.53 = 2.9% Increase Estimated Dividend Yield $2.40 / ~$71 share price = 3.4% Continued investment in our system to serve our customers and communities is expected to provide a targeted 6-9% long-term total return to our investors through a combination of earnings growth and dividend yield. Opportunities to invest (i.e. winning bids) in future competitive solicitations for capacity generation solutions could allow us to reach the top end of the targeted return range. Targeted Dividend Growth $2.30 → $2.40 = 4.3% Increase Assumptions included in Preliminary 2020 Guidance includes, but is not limited to, the following major assumptions: • Normal Weather in our service territories; • MPSC approval of our pending settlement agreement in our Montana electric rate case; • A consolidated income tax rate of (2%) to +3% of pre-tax income; and • Diluted average shares of approximately 50.8 million.

23 Environmental – Social – Governance (ESG) Environmental Social Governance Updated Environmental Report coming soon Environmental Report Community Works Report Annual Report http://www.northwesternenergy.com/ http://www.northwesternenergy.com/ http://www.northwesternenergy.com/our- environment/our-environment community-works/community-works company/investor-relations/annual- reports Proxy Statement http://www.northwesternenergy.com/our- These four documents provide valuable insight in company/investor-relations/proxy-materials NorthWestern Energy’s Environmental, Social and Governance (ESG) Sustainability practices.

24 ESG - Environmental 2018 NWE Generation Portfolio Delivered (Based on MWH of Owned & Long-Term Contracted Resources) 55% of NorthWestern Energy’s 2018 Electric Generation Portfolio Delivered, based on MWh’s, was Carbon-Free Mystic Dam Beethoven Wind Farm 55% Carbon Free Nameplate Portfolio vs 28% National Average

25

# ESG - Environmental

## Environmental Stewardship

### Highlights of our Environmental Report

- Energy Conservation
- Recycling Efforts
- Smart Meters
- Environmental Protection Programs
  - O'Dell Creek Restoration
  - Pallid Sturgeon Recovery
  - Rainbow Trout Stocking – Hauser & Holter Reserves
  - Lower Madison River Thermal Pulse Program
  - Public Recreation Support with Missouri-Madison Trust
  - Crow Creek Shore Restore
  - Thompson Falls Fish Ladder Program
- Water Quality Monitoring
- Polychlorinated Biphenyls (PCB) Management
- Cultural Resource Management
- Avian Protection Plan
- Environmental Permitting
- Storm Water Management
- Vegetation Management
- Aerial Tree Trimming
- Oil Spill Prevention Measures
- Hazardous Waste Management
- Air Quality Controls



*Ariel Tree Trimming and Trout Stocking*



**LED Streetlights** – plan to replace 43,000 company-owned streetlights in Montana with LED lights by 2022, with SD in planning stage.

**Solar Projects** - Our Solar projects are focused on building sustainability in collaboration with our communities, schools and universities. Projects integrate Solar with Storage and Automation creating an educational platform that demonstrates the economics and social benefits of Community Solar, Urban integration (unique solar configurations), Rural Reliability, and Micro-grids. To date projects have been built in Bozeman, Missoula, Deer Lodge and Yellowstone National Park with others planned.

*Missoula Solar Project*



**LEED Gold Certification** - In 2019 NorthWestern Energy's General Office in Butte earned a Gold Certification for Leadership in Energy and Environmental Design (LEED) from the U.S. Green Building Council recognizing a sustainable site, community connectivity, maximum open space water use reduction, construction waste management, recycled content and green power.

**Hydroelectric Projects** – provide $1.9M annually under a Protection, Mitigation and Enhancement (PME) Program partnering with landowners and agencies to manage fish, wildlife, habitat and water quality. NWE has also provided $1.25M in support of 126 recreation projects through the Missouri-Madison River Fund.

*O'Dell Creek Restore*



**Avian Protection Plan** – We incorporate industry best practices developed by the Avian Power Line Interaction Committee (APLIC) to reduce bird mortalities from power line collisions and electrocutions - including avian-friendly design standards for power poles, training line crews,. collaboration with resource agencies, a formal avian mortality reporting process, building osprey platforms and efforts to increase public awareness.

*Osprey protection*

26 ESG - Social Community Customers Employees Typical Residential Bills Lower than National Safety Culture Transformation $2.1 Billion Economic Output in Average 2018 ($1.88B in Montana & $266M in SD/NE) $1.75 million Donations, Sponsorships & Economic Development in 2018 184 Number of nonprofits that received grants through Employee Volunteer Program $7.8 Million Low-Income Energy Assistance in 2018 Building on Our Best – Improved Customer Satisfaction Scores Strong Engagement of employees are proud to work for 86% NorthWestern Energy Over the last 13 years, our energy efficiency programs have helped customers save 685,041 MWh’s of energy – enough to power 76,000 homes for a year.

27

# ESG - Governance

## 5th Best Score Among 50 Publicly Traded North American Utility and Power Companies by Moody's Investment Services on Best Governance Practices

## Corporate Governance

**What We Do**:

- Annual election of all directors.
- Majority vote plus resignation standard in uncontested elections. If a director receives more "WITHHOLD AUTHORITY" votes than "FOR" votes, the director must submit a resignation for the Board to consider.
- Allow shareholders owning 25 percent of our shares to call a special meeting.
- Independent Board of Directors, except our CEO.
- Independent Board Chair.
- Each of our Board committees (audit, compensation, and governance ) is made up solely of independent directors.
- Committee authority to retain independent advisors, which will be paid for by the company.
- Code of Conduct and Ethics. Applies to all employees and Board, with a separate Code of Ethics for Chief Executive Officers and Senior Financial Officers concerning financial reporting and other related matters.
- Robust stock ownership guidelines for executive officers and directors.

**What We Don't Do**:

- Poison pill or a shareholder rights plan.
- Hedging of company securities.
- Corporate political contributions.
- Supermajority voting, except to approve certain business combinations or mergers.

## Diverse Leadership

### Board of Directors


Age Diversity
70+ 1
40-49 2
50-59 3
60-69 4
Tenure Diversity
10+ yrs 4
<2 yrs 2
3-9 yrs 4
Gender Diversity
Female 4
Male 6
Ethnic Diversity
African-American 1
Middle Eastern 1
White 8

### Executive Team


Age Diversity
40-49 1
60-69 3
50-59 4
Tenure Diversity
10+ yrs 4
<5 yrs 1
5-9 yrs 3
Gender Diversity
Female 3
Male 5
Ethnic Diversity
White 8

## Other Recent Governance Recognition

**20 / 20 – Women on Boards**

Recognized for gender diversity on its board of directors by 2020 Women on Boards. Four of the company's ten directors are female.

**Corporate Governance Award Winner**

NorthWestern Corporation's proxy statement has won governance awards – *Best Proxy Statement (Small to Mid-Cap)* by Corporation Secretary magazine (2014 & 2019) and *Exemplary Compensation Discussion and Analysis* from NYSE Governance Services (2014) and NorthWestern was recognized as a finalist by Corporate Secretary magazine in the same category for our '12, '13, '16, '17 & '18 statements

## CEO Pay Ratio To Average Employee Salary

**NWE**

**27:1**

**All Utilities Average**

**58:1**

**Peer Group Average**

**37:1**

Our Carbon Reduction Vision for NorthWestern Energy in Montana and Proposed Acquisition of incremental ownership of Colstrip Unit 4 and the associated Colstrip Transmission System 28

29 Our Carbon Reduction Vision for NorthWestern Energy in Montana 90% carbon reduction by 2045 NorthWestern Energy commits to reduce the carbon intensity of our electric energy portfolio for Montana 90% by 2045.* * As compared with our 2010 carbon intensity as a baseline Already over 60% carbon free Today, NorthWestern Energy serves Montana with an electric portfolio that is over 60% carbon free and more than two times better than the total U.S electric power industry (28% carbon free). Over the last decade, we have already reduced the carbon intensity of our energy generation in Montana by more than 50%. How we’re going to get there Our vision for the future builds on the progress we have already made. Already, the foundation of our energy generation is our hydro system, which is 100% carbon free and is available 24 hours a day, 365 days a year. Wind generation is a close second and continues to grow. While utility-scale solar energy is not a significant portion of our energy mix today, we expect it to evolve along with advances in energy storage. We are committed to working with our customers and communities to help them achieve their sustainability goals and add new technology on our system.

30 Transaction Overview On December 9, 2019 NorthWestern (NWE) executed a Purchase and Sale Agreement for the acquisition of Puget Sound Energy’s (PSE) 25% ownership interests in Colstrip Unit 4 (CU4). • Generating Capacity: 185 MW (bringing our total ownership to 407 MW, or 55% of CU4) • Purchase Price: $1.00 • PSE will remain responsible for its current pro rata ownership share of environmental and pension liabilities attributed to events or conditions existing prior to closing of the transaction and for any demolition, reclamation, or remediation costs associated with the existing facilities that comprise CU4. • PSE will enter a Power Purchase Agreement (PPA) with NWE to purchase 90 MW of power for approximately 5 years – generally indexed to Mid-C prices. • Net proceeds from the PPA will be placed in a fund and applied against future decommissioning and remediation costs related to the existing 30%, or 222 MW, ownership in CU4. • PPA includes a price floor that reflects the recovery of all fixed and variable PPA power costs. • The transaction is conditioned upon Pre-Approval by the Montana Public Service Commission.

# Transaction Overview (cont.)

- **In a separate transaction, NorthWestern expects to acquire a portion of PSE's interest in the 500 kilovolt Colstrip Project Transmission System (CTS)** and will retain an option to purchase another portion of PSE's interest in the system at the expiration of the previously discussed PPA.


Colstrip Transmission System
The Energy Backbone of Montana
BPA & Eastern Intertie
Townsend
Broadview
B
A
Colstrip

- NorthWestern is not seeking MPSC pre-approval for the transmission assets, but would expect to request recovery in its next general filing.
  - Purchase price is the depreciated book value, anticipated to be $2.75 - $3.75 million, for approximately 5% of the total system with a similar purchase option expected at PPA expiration. NorthWestern currently owns 36.4% of the Colstrip to Broadview (A) segment and 24.3% of the Broadview to Townsend segment (B).
  - The CTS is a critical backbone of Montana. It provides a path for energy import to serve our customers – which is especially critical as Colstrip Units 1 and 2 close – and provides an export path for Montana-based renewable development. Additionally, increased CTS ownership is required to integrate the planned generation acquisition from PSE into the system.

Anticipated timeline of Condition-to-Close filings:

Q1 2020 – MPSC pre-approval of the CU4 acquisition and FERC Section 203 authorization
Q3 2020 – FERC Decision on Section 203 filing
Q4 2020 – MPSC Decision on pre-approval filing

NorthWestern Energy
Delivering a Bright Future

31

32

# Customer & Community Considerations

- Affordable Capacity: Acquiring a larger share of Colstrip for $1.00 will reduce exposure to market prices and keep energy & capacity affordable. Customer bills are expected to stay flat as a result of the transaction. Increased operating cost due to increased ownership percentage is expected to be offset by lower purchased power costs.
- Provides Reliability and Safety: Greater ownership of CU4 will expand access to around-the-clock capacity that can meet sudden increases in demand, such as when Montana experiences extremely cold temperatures – oftentimes when the wind isn't blowing and the sun isn't shining. This larger share will help keep homes warm and the lights on.
- Economic Viability: This transaction is a first step in preserving good-paying jobs in Colstrip and across the state while providing critical local and state tax dollars.
- Minimal Environmental Impact: There will be **no new carbon emissions in Montana** as a result of our owning a greater share of CU4. In fact – as shown in the chart to the right, even after acquiring the additional 185 MW, NWE Montana will still be twice as 'green' (56%) as the total U.S. electric power industry (28%) on a nameplate basis.



Carbon-Free
Owned & Long-Term Contracted Resources
(2018 - as a % of total nameplate capacity)
Geothermal
Pumped Storage
Solar
Hydroelectric
Wind
Nuclear
28% CARBON-FREE
63% CARBON-FREE
56% CARBON-FREE
United States
NWE - Montana
NWE - Montana
Pro forma for incremental Colstrip ownership

- Funding for Remediation: Net benefits from the transaction and net proceeds from the new 90 MW, approximately 5 year, PPA will be placed in a fund and applied against future decommissioning and remediation costs related to NorthWestern's existing 30% ownership in CU4.
- Colstrip Transmission System is a critical backbone to serve our customers; allows energy import to serve industry, as Colstrip Units 1 and 2 close; and is an export path for Montana-based renewable development.

33 Investor & Credit Considerations • Protects Existing Ownership Interests: Increased ownership (from 30% to 55%) of CU4 provides greater say in future capital decisions to ensure the plant continues to operate and meet all environmental guidelines. Per the Joint Owners Agreement, closure of Colstrip Units 3 and 4 requires a unanimous decision of owners. • Limited Additional Exposure on Incremental Ownership: PSE will continue to be responsible for existing environmental liabilities up to the point of sale and future remediation costs according to its pre- transaction 25% joint ownership in CU4. • Limited Impact on Customers’ Bills: Resolves 25% of the estimated 725 MW of capacity deficit for $1.00 and limits exposure of customers to high and volatile market prices. • Financial Implications: Predicated on MPSC Pre-Approval, the transaction is anticipated to be earnings neutral and credit supportive (reduced energy purchases and incoming proceeds from 90MW PPA). • Provides a Bridge to Future Generation Technologies: The region is quickly reaching a point where there may not be enough capacity during critical peak-demand times. This transaction will help meet the immediate needs of our customers while allowing time to work with stakeholders across our state to build a plan for a cleaner energy future. We are committed to a strategy that will work for all Montanans and enable us to reach our targeted 90% reduction in CO2 intensity by 2045, as shown in the chart above.

34 Significant Capacity Deficit in Montana NorthWestern Energy’s current resources provide about 755 MW of peaking capacity, which is the energy available during periods of our customers’ highest demand. An additional 645 MW of peaking capacity must currently be purchased from the market to meet our needs. Without new capacity, the market exposure will increase to about 725 MW by 2025 (including reserve margins). This need assumes continued development of cost effective demand side management (conservation) and small distributed generators (net- metering). Meeting peak load with market purchases means being exposed to the market at the worst possible time – when the market is most volatile and prices are high.

35 NWE Capacity as compared to Regional Peers NWE’s capacity deficit exposes our customers to greater market exposure (price and availability) than any of our regional peers.

36 A Recent Example In early February, 2019, NorthWestern experienced a nearly five day span* when the wind didn’t blow and the sun was scant. We were forced to rely upon an already strained market and transmission system for a significant amount of our required capacity (shown in red hatch). We had an average need of 327 MW and 544 MW peak need when the market prices were also peaking. * 6am on Feb. 3rd – 10pm on Feb. 7th

37 Significant Capacity Retirements in the Pacific NW Planned retirements in the Pacific Northwest region exceed 3,600 MW and the Northwest Power and Conservation Council forecasts regional capacity shortfalls as early as 2021. NorthWestern’s continued reliance on the market to purchase energy to fill the gap during peak customer demand will significantly increase price and reliability risk for NorthWestern’s customers because of the reduced energy supply availability.

38 Capacity Cost Alternatives 92% The 185 MW Colstrip Unit 4 purchase would 185,000 kW resolve approximately 25% x 92% capacity credit 97% of our estimated 170,200 kW of capacity 725 MW capacity deficit for $1.00. 170,200 kW ÷ 97% capacity credit = 175,500 kW Alternative 175,500 kW need x $1,361 per kW costs = Purchase price: $1.00 $239 Million for equivalent capacity solutions to provide equivalent capacity are estimated to range from roughly $240 million to over $5 billion. 5% 100% * Cost to Construct based on estimates in NWE’s 2019 Electricity Supply Resource Procurement Plan 170,200 kW ÷ 5% capacity credit = 3,404,000 kW 170,200 kW ÷ 100% capacity credit = 170,200 kW 3,404,000 kW need x $1,410 per kW cost = 170,200 kW x $1,660 per kW = $282.5 Million per four-hour battery bank $4.8 Billion for equivalent capacity $282.5 Million x 18 batteries banks = $5.1 Billion for 72 hours of battery capacity

39 General Transaction Structure PSE retains environmental & pension liabilities as of transaction close and responsibility for decommissioning and remediation costs at time of eventual facility closure. 25% of CU4 (185 MW) NWE PSE $1.00 purchase price Approx. 5% of Colstrip Transmission System NWE PSE Estimated $2.75 - $3.75 million purchase price Approx. 5 year, 90 MW purchase power agreement NWE PSE 90 MWs of Electricity 100% of net proceeds from 90 MW PPA and 90% of savings in PCCAM costs (as compared to the baseline) are applied to a fund to provide for decommissioning and remediation of NorthWestern’s existing 30% ownership. 95 MWs of Electricity NWE Customers

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# Proposed Post-Closing Structure

**NWE Customers**

$

95 MW provided to NWE's default supply customers. Resolves 25% of the capacity deficit with no impact to customer bills.

**PSE**

$

90 MW PPA, ~5 Year, unit contingent, Mid-C day-ahead index subject to an hourly price floor. Price floor ensures fixed and variable O&M costs related to PPA are recovered.

NWE

Any savings as compared to the Power Cost and Credit Adjustment Mechanism (PCCAM) baseline are allocated 90% to D&R Fund and 10% to NWE. Potential savings could reach $2-3 million annually.

Any increase in cost as compared to the PCCAM baseline are allocated according to existing regulatory treatment (90% from customers, 10% from NWE)

$ **90%**

$ **100%**

100% of the net proceeds of the 90 MW PPA will be placed in the D&R Fund. Estimated to be $2-3 million annually.

**Decommissioning & Remediation Fund (D&R)**

D&R Fund established to fund future costs related to NWE's existing 30% ownership in CU4.

NorthWestern Energy
Delivering a Bright Future

41 Existing Ownership Colstrip Power Plant Colstrip Transmission System Facility Owner (%) Unit 1 Unit 2 Unit 3 Unit 4 AVISTA Corporation - - 15% 15% NorthWestern Energy - - - 30% PacifiCorp - - 10% 10% Portland General - - 20% 20% Puget Sound Energy 50% 50% 25% 25% Talen Energy 50% 50% 30% - Total 100% 100% 100% 100% Facility Owner (MW) Unit 1 Unit 2 Unit 3 Unit 4 System Owner Segment A Segment B AVISTA Corporation 10.2% 12.1% AVISTA Corporation - - 111.0 111.0 NorthWestern Energy 36.4% 24.3% NorthWestern Energy - - - 222.0 PacifiCorp 6.8% 8.1% PacifiCorp - - 74.0 74.0 Portland General 13.6% 16.2% Portland General - - 148.0 148.0 Puget Sound Energy 33.0% 39.3% Puget Sound Energy 153.5 153.5 185.0 185.0 Talen Energy 153.5 153.5 222.0 - Total 307.0 307.0 740.0 740.0

42 Conclusion Best Attractive Pure Strong Solid Utility Practices Future Electric & Earnings & Foundation Corporate Growth Gas Utility Cash Flows Governance Prospects

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Appendix 44 Summary Financial Results (Nine Months Ended Sept. 30) (1) (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure See appendix for additional disclosure.

Appendix 45 Gross Margin (Nine Months Ended Sept. 30) (dollars in millions) Nine Months Ended September 30, 2019 2018 Variance(1) Electric $ 555.5 $ 549.9 $ 5.6 1.0% Natural Gas 138.6 132.8 5.8 4.4% Total Gross Margin $ 694.1 $ 682.7 $ 11.4 1.4% Increase in gross margin due to the following factors: (1) Gross Margin, defined as $15.4 Tax Cuts and Jobs Act impact revenues less cost of sales, is a non-GAAP 9.0 Natural gas retail volumes Measure See appendix 4.9 Montana electric supply cost recovery for additional disclosure. 3.0 Electric retail volumes 2.8 Montana electric rates, subject to refund (20.9) Electric QF liability adjustment (4.1) Electric transmission (1.6) Montana natural gas rates (2.1) Other $6.5 Change in Gross Margin Impacting Net Income $4.5 Property taxes recovered in trackers 1.7 Production tax credits flowed-through trackers (1.3) Operating expenses recovered in trackers $4.9 Change in Gross Margin Offset Within Net Income $11.4 Increase in Gross Margin

Appendix 46 Weather (Nine Months Ended Sept. 30) We estimate favorable weather through the first 9 months of 2019 (all due to a cold Qtr 1) has contributed approximately $8.0M pretax benefit as compared to normal and $5.7M pretax benefit as compared to the same period in 2018.

Appendix 47 Operating Expenses (Nine Months Ended Sept. 30) (dollars in millions) Nine Months Ended September 30, 2019 2018 Variance Operating, general & admin. $ 238.9 $ 222.0 $ 16.9 7.6% Property and other taxes 133.2 128.3 4.9 3.8% Depreciation and depletion 129.8 130.9 (1.1) (0.8%) Operating Expenses $ 501.9 $ 481.2 $ 20.7 4.3% Increase in Operating, general & admin expense due to the following factors: $ 5.3 Employee benefits 3.9 Hazard trees 2.4 General maintenance 1.6 Labor 1.4 Legal costs 6.8 Other $ 21.4 Change in OG&A Items Impacting Net Income ($6.2) Pension and other postretirement benefits (1.3) Operating expense recovered in trackers 3.0 Non-employee directors deferred compensation ($4.5) Change in OG&A Items Offset Within Net Income $ 16.9 Increase in Operating, General & Administrative Expenses $4.9 million increase in property and other taxes due primarily to plant additions and higher annual estimated property valuations in Montana. $1.1 million decrease in depreciation expense primarily due to the depreciation adjustment consistent with the proposed settlement in our Montana electric rate case.

Appendix 48 Operating to Net Income (Nine Months Ended Sept. 30) (dollars in millions) Nine Months Ended September 30, 2019 2018 Variance Operating Income $ 192.2 $ 201.5 $ (9.3) (4.6%) Interest Expense (71.0) (68.2) (2.8) (4.1%) Other Income 0.9 1.8 (0.9) (50.0%) Income Before Taxes 122.0 135.1 (13.1) (9.7%) Income Tax Benefit / (Expense) 20.1 (4.6) 24.7 537.0% Net Income $ 142.1 $ 130.5 $ 11.6 8.9% $2.8 million increase in interest expenses was primarily due to higher borrowings. $0.9 million decrease in other income was due to a $6.2 million increase in other pension expense that was offset by a $3.0 million increase in the value of deferred shares held in a trust for non-employee directors deferred compensation, both of which are offset in operating, general and administrative expense with no impact to net income. This decrease was also partly offset by higher capitalization of AFUDC. $24.7 million increase in income tax benefit. The income tax benefit for 2019 reflects the release of approximately $22.8 million of unrecognized tax benefits, including approximately $2.7 million of accrued interest and penalties, due to the lapse of statutes of limitation in the second quarter of 2019. Our effective tax rate for the nine months ended September 30, 2019 was negative 16.5% as compared with 3.4% for the same period of 2018. We expect our 2019 effective tax rate to range between negative 7% and negative 12%.

Appendix 49 Income Tax Reconciliation (Nine Months Ended Sept. 30)

Appendix 50 Adjusted Non-GAAP Earnings (Nine Months Ended Sept. 30) The adjusted non-GAAP measures presented in the table are being shown to reflect significant items that were non- recurring or variance from normal weather, however they should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP. (1) As a result of the adoption of Accounting Standard Update 2017-07 in March 2018, pension and other employee benefit expense is now disaggregated on the GAAP income statement with portions now recorded in both OG&A expense and Other (Expense) Income lines. To facilitate better understanding of trends in year-over-year comparisons, the non-GAAP adjustment above re-aggregates the expense in OG&A - as it was historically presented prior to the ASU 2017-07 (with no impact to net income or earnings per share). (2) Due to our expectations regarding remeasurement of our Qualifying Facilities (QF) liability, we no longer reflect this adjustment as a non-GAAP measure. Absent an adjustment to remove the QF liability benefit, our 2018 Adjusted Non-GAAP Diluted EPS would have been $2.58 for the six months ended September 30, 2018. The 2019 QF adjustment, as noted in our gross margin discussion herein, was $6.3 million ($3.3 million liability reduction plus $3.0 million lower actual output and pricing).

Appendix 51 2019 Non-GAAP Diluted EPS Guidance We will need fourth quarter diluted EPS of $1.14 to $1.24 to meet our guidance range of $3.38 to 3.48 for 2019. This compares to $1.07 during the same quarter last year. We anticipate achieving this with a fourth quarter commensurate with the first (i.e. first quarter Non-GAAP EPS was $0.12 better than last year) and fourth quarter operating expense at, or below, last years level due primarily to timing differences.

Appendix 52 Qualified Facility Earnings Adjustment The gain in 2019 for our QF liability was $6.3 million in total, it was comprised of $3.3 million adjustment to the liability and $3.0 million lower actual costs over last 12 months (QF contract year). This $6.6 million benefit is $20.9 million less than the $27.2 million total benefit we recognized in Q2 last year. Due to our expectations regarding remeasurement of our QF liability, we no longer reflect this adjustment as a non-GAAP measure. Absent a QF liability adjustment, our 2018 Adjusted Non-GAAP Diluted EPS would have been $0.89 and $2.00 for the three and six months ended June 30, 2018, respectively. Our electric QF liability consists of unrecoverable costs associated with contracts covered under PURPA that are part of a 2002 stipulation with the MPSC and other parties. Risks / losses associated with these contracts are born by shareholders, not customers. Therefore, any mitigation of prior losses and / or benefits of liability reduction also accrue to shareholders.

Appendix 53 Quarterly PCCAM Impacts In 2017, the Montana legislature revised the statute regarding our recovery of electric supply costs. In response, the MPSC approved a new design for our electric tracker in 2018, effective July 1, 2017. The revised electric tracker, or PCCAM established a baseline of power supply costs and tracks the differences between the actual costs and revenues. Variances in supply costs above or below the baseline are allocated 90% to customers and 10% to shareholders, with an annual adjustment. From July 2017 to May 2019, the PCCAM also included a "deadband" which required us to absorb the variances within +/- $4.1 million from the base, with 90% of the variance above or below the deadband collected from or refunded to customers. In 2019, the Montana legislature revised the statute effective May 7, 2019, prohibiting a deadband, allowing 100% recovery of QF purchases, and maintaining the 90% / 10% sharing ratio for other purchases.

Appendix 54 Balance Sheet

Appendix 55 Cash Flow Cash from operating activities decreased by ~$92M primarily due to the under collection of supply costs from customers in 2019 as compared with an over collection in 2018 resulting in ~$44.9M reduction of working capital, credits to Montana customers during the current period related to the Tax Cuts and Jobs Act of ~$20.5M, transmission generation interconnection refunds in the current period compared with deposits in the prior period decreasing working capital by ~$19.4M and the receipt of insurance proceeds of ~%6.1M during the first quarter of 2018.

Appendix 56 NorthWestern Energy Profile (1) Rate base reflects amounts on which we are authorized to earn a return. (2) Rate base amounts are estimates as of December 31, 2018 (3) The revenue requirement associated with the FERC regulated portion of Montana electric transmission and DGGS are included as revenue credits to our MPSC jurisdictional customers. Therefore, we do not separately reflect FERC authorized rate base or authorized returns. (4) For those items marked as “n/a” the respective settlement and/or order was not specific as to these terms. Note: Data as reported in our 2018 10-K September 2018 Montana electric rate review, filed with rate base of $2.34 billion, calculated with 13th month average and known and measurable adjustments.

Appendix 57 2018 System Statistics (1) (2) Note: Statistics above are as of 12/31/2018 (1) Nebraska is a natural gas only jurisdiction (2) Dave Gates Generating Station (DGGS) in Montana is a 150 MW nameplate facility but consider it a 105 MW (60 MW FERC & 45MW MPSC jurisdictions) peaker

Appendix 58 Experienced & Engaged Board of Directors Stephan P. Adik Tony Clark Dana J. Dykhouse Jan R. Horsfall Britt E. Ide • Chairman of the • Committees: Governance • Committees: Human • Committees: Audit, • Committees: Audit, Board and Innovation, Human Resources (chair), Audit Governance and Governance and • Independent Resources • Independent Innovation Innovation • Director since • Independent • Director since Jan. 2009 • Independent • Independent Nov. 2004 • Director since Dec. 2016 • Director since April 2015 • Director since April 2017 Julia L. Johnson Robert C. Rowe Linda G. Sullivan Mahvash Yazdi Jeff Yingling • Committees: Governance • Committees: None • Committees: Audit (Chair), • Committees: Not • Committees: Audit, and Innovation, Human • CEO and President Human Resources available at this time Governance and Resources Innovation • Director since August 2008 • Independent • Independent • Independent • Director since April 2017 • Director starting • Independent • Director since Nov. 2004 Dec. 2019 • Director since Oct. 2019

Appendix 59 Strong Executive Team Robert C. Rowe Heather H. Grahame Curtis T. Pohl • President and • General Counsel and Vice • Vice President - Chief Executive Officer President of Regulatory Distribution • Current position since and Federal Government • Current position since 2008 Affairs 2003 • Current position since 2010 Brian B. Bird John D. Hines Bobbi L. Schroeppel • Chief Financial Officer • Vice President – • Vice President – • Current position since Supply/Montana Affairs Customer Care, 2003 • Current Position since Communications and 2011 Human Resources • Current Position since 2002 Michael R. Cashell Crystal D. Lail • Vice President - • Vice President and Transmission Controller • Current Position since • Current position since 2011 2015

Appendix 60 Our Commissioners

Appendix 61 Non-GAAP Financial Measures (1 of 3) These materials include financial information prepared in accordance with GAAP, as well as other financial measures, such as Gross Margin and Adjusted Diluted EPS, that are considered “non-GAAP financial measures.” Generally, a non-GAAP financial measure is a numerical measure of a company's financial performance, financial position or cash flows that exclude (or include) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. Gross Margin (Revenues less Cost of Sales) is a non-GAAP financial measure due to the exclusion of depreciation from the measure. Gross Margin is used by us to determine whether we are collecting the appropriate amount of energy costs from customers to allow recovery of operating costs. Adjusted Diluted EPS is another non- GAAP measure. The Company believes the presentation of Adjusted Diluted EPS is more representative of our normal earnings than the GAAP EPS due to the exclusion (or inclusion) of certain impacts that are not reflective of ongoing earnings. The presentation of these non-GAAP measures is intended to supplement investors' understanding of our financial performance and not to replace other GAAP measures as an indicator of actual operating performance. Our measures may not be comparable to other companies' similarly titled measures.

Appendix 62 Non-GAAP Financial Measures (2 of 3) Disclaimer on Net Operating Net Operating Losses (NOL’s): The expected tax rate and the expected availability of NOLs are subject to significant business, economic, regulatory and competitive uncertainties and contingencies, many of which are beyond the control of the Company and its management, and are based upon assumptions with respect to future decisions, which are subject to change. Actual results will vary and those variations may be material. For discussion of some of the important factors that could cause these variations, please consult the “Risk Factors” section of our most recent 10-K filed with the SEC.

Appendix 63 Non-GAAP Financial Measures (3 of 3) The data presented in this presentation includes financial information prepared in accordance with GAAP, as well as other Non-GAAP financial measures such as Gross Margin (Revenues less Cost of Sales), Free Cash Flows (Cash flows from operations less maintenance capex and dividends) and Net Debt (Total debt less capital leases), that are considered “Non-GAAP financial measures.” Generally, a Non-GAAP financial measure is a numerical measure of a company’s financial performance, financial position or cash flows that exclude (or include) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of Gross Margin, Free Cash Flows and Net Debt is intended to supplement investors’ understanding of our operating performance. Gross Margin is used by us to determine whether we are collecting the appropriate amount of energy costs from customers to allow recovery of operating costs. Net Debt is used by our company to determine whether we are properly levered to our Total Capitalization (Net Debt plus Equity). Our Gross Margin, Free Cash Flows and Net Debt measures may not be comparable to other companies’ similarly labeled measures. Furthermore, these measures are not intended to replace measures as determined in accordance with GAAP as an indicator of operating performance.

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